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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ________________


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              ________________


       Date of Report (Date of earliest event reported): August 27, 1999


                               MARK VII, INC.
          (Exact name of registrant as specified in its charter)


            DELAWARE                    0-14810             43-1074964
  (State or Other Jurisdiction        (Commission         (I.R.S. Employer
        of Incorporation)             File Number)       Identification No.)

         965 RIDGE LAKE BOULEVARD
            MEMPHIS, TENNESSEE                               38120
           (Address of Principal                           (Zip Code)
             Executive Offices)


      Registrant's telephone number, including area code: (901) 767-4455

                                  No Change
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.

     On August 27, 1999, MSAS Acquisition Corporation, a Delaware corporation ("MSAS") and wholly-owned subsidiary of MSAS Global Logistics Inc., a New York corporation ("Parent") and indirect subsidiary of Ocean Group plc, a company organized under the laws of England and Wales ("Ocean Group"), consummated its tender offer (the "Tender Offer") for all shares of the common stock (the "Shares") of Mark VII, Inc., a Delaware corporation (the "Company"), and accepted for payment 98.95% of all outstanding Shares.

     On September 1, 1999, MSAS was merged with and into the Company (the "Merger"), and as a result the Company became an indirect, wholly-owned subsidiary of Ocean Group. Each Share then outstanding (other than Shares held in treasury of the Company, Shares owned by MSAS, Parent or any subsidiary of Parent or the Company and Shares as to which appraisal rights have been properly exercised) was converted into the right to receive $23.00 in cash.

     A copy of the press release of Ocean Group with respect to the Tender Offer and the Merger is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

      99.1   Press Release of Ocean Group plc, issued September 2, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MARK VII, INC.
                                       (Registrant)


Date: September 3, 1999                By: /s/ James T. Graves
                                           -------------------
                                           Name: James T. Graves
                                           Title: Vice Chairman,
                                           General Counsel and Secretary

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                                   EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION
-----------      -----------
  99.1           Press Release of Ocean Group plc, issued September 2, 1999.